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                                                                    EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT



       This Agreement among Gregory M. Priest (the "Executive") and CBT Group PLC, a public company limited by shares formed under the laws of the Republic of Ireland ("CBT Group") and its wholly-owned subsidiary, CBT Systems USA, Ltd., a Delaware corporation ("CBT USA") is entered into as of January 2, 1996 (the "Effective Date"). For purposes of this Agreement, the term "Company" shall be used to refer to both CBT Group and CBT USA.

     WHEREAS, the Company desires to employ the Executive and the Executive desires to accept employment with the Company on the terms and conditions set forth below;

     NOW, THEREFORE, in consideration of the foregoing recital and the respective covenants and agreements of the parties contained in this document, the Company and the Executive agree as follows:

     1.  Employment and Duties.  The Executive shall be employed as Vice
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President, Finance, Chief Financial Officer and General Counsel of the Company
effective as of January 2, 1996, reporting to the Chief Executive Officer of CBT Group (the "CEO"), and assuming and discharging such responsibilities as are mutually agreed upon by the Executive and the CEO commensurate with such office and position. The Executive shall perform faithfully the executive duties assigned to him to the best of his ability. After the Executive commences employment with the Company but prior to June 1, 1996, the Executive shall be nominated to serve as a director of the Company, and the Executive shall serve in such capacity without additional compensation; provided, however, that the Executive agrees, if so requested by the Board of Directors, to resign from the Board of Directors of the Company in the event the Board of Directors of CBT Group (the "Board") is restructured such that no members of management other than the CEO are members of the Board.

     2.  Base Salary.  In consideration of the Executive's services, the
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Executive shall be paid a minimum base salary at the rate of $125,000 per year during the period of employment, to be paid in installments in accordance with the Company's standard payroll practices. This base compensation shall be reviewed for increases at least annually by the Board on the same basis as the Board shall review the compensation of other executive officers of the Company. The base salary shall not be reduced.

     3.  Bonus.
         -----

         (a) Annual Bonus.  In addition to base salary, the Executive shall
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participate in an annual bonus program beginning with the current fiscal year under which the Executive shall be eligible to earn a minimum scheduled bonus of $100,000 based upon satisfaction of certain CBT Group performance goals. The minimum scheduled bonus shall be reviewed for increases at least annually by the Board. The minimum annual bonus as may be increased from time to time as provided herein shall not be reduced. To the extent a bonus accrues for a fiscal year (as provided herein), it shall be paid to the Executive by January 31 of the year following the year to which the bonus relates. Bonus for a fiscal year shall accrue as follows: each quarter, 1/16th of scheduled bonus accrues if CBT Group's quarterly revenue plan (as approved by the Board, or if no such approval is obtained, as approved by the CEO) is met and 1/16th of scheduled bonus accrues if CBT Group's quarterly earnings per share plan (as approved by the Board, or if no such approval is obtained, as approved by the
CEO) is met (not including extraordinary charges related to any acquisition).
At year-end, one-quarter of scheduled bonus
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accrues if CBT Group's annual revenue plan (as approved by the Board, or if no such approval is obtained, as approved by the CEO) is met and one-quarter of scheduled bonus accrues if CBT Group's annual earnings per share plan (as approved by the Board, or if no such approval is obtained, as approved by the
CEO) is met (not including extraordinary charges related to any acquisition). Notwithstanding the foregoing, the minimum bonus, net after-tax cash to the Executive, amount payable to the Executive with respect to any fiscal year of CBT Group during the period of employment shall be $30,000, provided the Executive is employed by the Company as of September 30 of such fiscal year.

          (b) Additional Bonus.  The Executive shall also be entitled to receive
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additional bonus amounts with respect to any fiscal year of CBT Group in which
CBT Group's high-end earnings per share plan (as approved by the Board, or if no such approval is obtained, as approved by the CEO) is met (not including extraordinary charges related to any acquisition). The amount of the additional bonus opportunity shall be at least $25,000 per year, provided that it shall not be less than any similar bonus paid to any other employee of CBT Group other than the CEO.

          (c) Termination of Employment.  With respect to any fiscal year in
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which the Executive is employed by the Company for only a part of such fiscal year (other than as a result of a termination for Cause (as defined in paragraph 6(b) below)), the minimum amount of the scheduled bonus payable to the Executive with respect to such fiscal year shall be (the greater of (i) the amount determined by application of Section 3(a) above, or (ii) all quarterly bonuses accrued while the Executive was employed by the Company. Subject to the previous sentence, if the Executive's employment terminates (other than for Cause) before September 30 of such fiscal year, only the quarterly bonus accruals that accrued prior to termination of employment shall be payable with respect to such fiscal year. If the Executive's employment terminates (other than for Cause) on or after September 30 of such fiscal year, all of the quarterly bonus accruals that accrued prior to termination of employment shall be payable with respect to such fiscal year, and 100% of the scheduled annual bonus with respect to the year in which employment is terminated shall also be payable. Any bonus that becomes payable to the Executive pursuant to this paragraph 3(c) shall be paid to the Executive within thirty (30) days of the date of the Executive's termination of employment. In the event the Company terminates the Executive's employment for Cause, no bonus shall be paid or payable to the Executive for the fiscal year in which such termination occurs.

     4.  At-Will Employment.  The Company and the Executive acknowledge that the
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Executive's employment is and shall continue to be at-will, as defined under applicable law. If the Executive's employment terminates for any reason, the Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement, or as may otherwise be available in accordance with the Company's established employee plans and policies or other agreements with the Executive at the time of termination.

     5.  Benefits; Expenses.  The Executive shall be permitted, to the extent
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eligible, to participate in any group medical, dental, life insurance and disability insurance plans, or similar benefit plans of the Company that are available to other comparable executives. Participation in any such plan shall be consistent with the Executive's rate of compensation to the extent that compensation is a determinative factor with respect to coverage under any such plan. The Executive shall also be entitled to four weeks' annual vacation. Without limiting the generality of the foregoing, the Executive shall receive, at the Company's expense and at no cost to the Executive (other than any applicable taxes), life insurance with a death benefit in an amount that is not less than four times the sum of Executive's base salary and scheduled bonus, payable to

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the Executive's designated beneficiary. The Company shall reimburse the
Executive for all reasonable business and travel expenses actually incurred or paid by the Executive in the performance of services on behalf of the Company, in accordance with the Company's expense reimbursement policy as in effect from time to time.

     6.  Termination.
         -----------

         (a) Options/Severance.  If, at any time prior to November 2, 1996, the
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Executive's employment with the Company is Involuntarily Terminated by the
Company other than for Cause (as those terms are defined in paragraphs 6(b) and (c) below) or the Company breaches any of the material terms of this Agreement (either of the foregoing, an "Event"), the Company shall retain the Executive as a part-time employee or consultant, and the Executive shall continue to vest in the options granted pursuant to the option agreement dated November 1, 1995 (the "Option") until 25% of the Option shall have vested. In addition, and without limiting the generality of the foregoing, if at any time after the Effective Date an Event shall occur, the Executive shall be retained as a part-time employee or consultant, and the Option shall continue to vest as set forth herein. Such retention and continuation of Option vesting shall continue until a sufficient number of Options (over and above Options actually vested prior to the Event) have been vested such that the Target Realizable Value (as defined in paragraph 6(h) below) has been attained. At such time as a sufficient number of Options have vested to provide such Target Realizable Value to the Executive, the part-time employment or consulting arrangement shall terminate, and additional vesting of Options shall cease. In the event that, as of any monthly Option vesting date following an Event, the Realizable Value (as defined in paragraph 6(f) below) attributable to the portion of the Option that vested on such date does not at least equal Target Monthly Compensation (as defined in paragraph 6(g) below), the Company shall make a cash payment to the Executive in an amount so as to cause the combination of the Realizable Value attributable to such continued vesting and such cash payment to equal Target Monthly Compensation. Any such cash payment shall count toward the Target Realizable Value and the Company's obligation to continue vesting of Executive's Option after any such cash payment shall be reduced by the amount of any such cash payment. The Executive may take other employment during the period that Options are continuing to vest and cash is being paid, and any such other employment shall not reduce such continuation of Option vesting and cash payments as set forth herein. In addition, if prior to repayment in full of any loans made by the Company to the Executive, (i) the Executive dies, (ii) the Company terminates the Executive's employment as a result of the Executive's Disability, or (iii) an Event occurs, then all remaining amounts due under any such loans shall be forgiven.

          (b) Termination for Cause; Voluntary Resignation.  In the event that
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(i) the Company terminates the Executive's employment for "Cause" (as defined herein), or (ii) the Executive terminates his employment with the Company voluntarily, then the Executive shall not receive any compensation or benefits under this Agreement on account of such termination. The Executive's rights under the Company's benefit plans upon such a termination shall be determined under the provisions of those plans. For purposes of this Agreement, termination for "Cause" shall mean (i) a final judicial determination that the Executive has willfully and knowingly committed any act of personal dishonesty in connection with his responsibilities as an employee and that such act is intended to result in substantial personal enrichment of the Borrower at the direct expense of either CBT Group or CBT USA, (ii) the Executive's conviction of any crime based upon any willful act directly and substantially involving the property or business of either CBT Group or CBT USA or (iii) a final judicial determination that the Executive has willfully and knowingly committed an act of gross and intentional misconduct

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and that such misconduct is demonstrably and significantly injurious to CBT
Group and CBT USA considered as a single enterprise. No act will be considered "willful" for purposes of this paragraph unless it is committed in bad faith and with actual knowledge that the act was not in the best interests of the Company. For purposes of the foregoing, forgiveness of amounts due pursuant to paragraph 6(a) shall not constitute a waiver of the Company's right to seek a judicial determination as contemplated in clauses (i) and (iii) above or to otherwise enforce its rights in connection with a termination for Cause.

          (c) Involuntary Termination.  For purposes of this Agreement, the term
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"Involuntary Termination" shall mean (i) without the Executive's express written consent, the assignment to the Executive of any duties, or the removal from or reduction or limitation of the Executive's duties or responsibilities, which in either case is a significant change in the Executive's position, title, organization level, duties, responsibilities, compensation and status with the Company; (ii) without the Executive's express written consent, a substantial reduction of the facilities and perquisites (including office space and location) available to the Executive immediately prior to such reduction; (iii) a reduction by the Company in the base salary of the Executive as in effect immediately prior to such reduction; (iv) a material reduction by the Company in the kind or level of employee benefits to which the Executive is entitled immediately prior to such reduction with the result that the Executive's overall benefits package is significantly reduced; (v) the relocation of the Executive to a facility or a location more than twenty (20) miles from the Executive's then-present work location, without the Executive's express written consent;
(vi) any purported termination of the Executive by the Company other than for Cause or by reason of the Executive's Disability; (vii) the failure of the Company to obtain the assumption of this Agreement by any successor as required by paragraph 9 below; or (viii) any material breach by the Company of any term of this Agreement.

          (d) Death.  The Executive's employment shall terminate in the event of
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his death.  Except as provided under paragraph 6(a) and except for such obligations that have accrued prior to the Executive's death, the Company shall have no obligation to pay or provide any compensation or benefits under this Agreement on account of the Executive's death. The Executive's rights under the Company's benefit plans in the event of the Executive's death shall be determined under the provisions of those plans.

          (e) Disability.  The Company may terminate the Executive's employment
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for Disability by giving the Executive thirty (30) days' advance notice in writing. For all purposes under this Agreement, "Disability" shall mean that the Executive, at the time notice is given, has been unable to substantially perform his duties under this Agreement for a period of not less than six (6) consecutive months as the result of his incapacity due to physical or mental illness. In the event that the Executive resumes the performance of substantially all of his duties hereunder before the termination of his employment under this paragraph (d) becomes effective, the notice of termination shall automatically be deemed to have been revoked. Except as provided under paragraph 6(a) and except for such obligations that have accrued prior to the Executive's Disability, no compensation or benefits will be paid or provided to the Executive under this Agreement on account of termination for Disability.
The Executive's rights under the Company's benefit plans shall be determined under the provisions of those plans.

          (f) Realizable Value.  The term "Realizable Value" means the
              ----------------
difference between the aggregate fair market value of the Executive's vested Option shares and the aggregate exercise price thereof, but only with respect to shares that are (or, upon exercise would be) freely tradable by the Executive.

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          (g) Target Monthly Compensation.  "Target Monthly Compensation" means,
              ---------------------------
with respect to an Event (as defined in paragraph 6(a)), the sum of (i) one month of the Executive's base salary as in effect immediately preceding the Event (without giving effect to any reduction in base salary prior to the Event), plus (ii) 5.42% of scheduled bonus (annual and all four quarterly) for the fiscal year in which the Event occurs.

          (h) Target Realizable Value.  The term "Target Realizable Value" means
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a dollar denominated value used to determine the Executive's severance benefit under paragraph 6(a) upon the occurrence of an Event (as defined in paragraph 6(a)). The Target Realizable Value is calculated differently depending on the date of the Event and the Executive's base salary and scheduled annual bonus at that time as follows: (i) in the case of an Event occurring before November 2, 1996, the Target Realizable Value shall be an amount equal to the Executive's annual base salary in effect immediately preceding the Event (without giving effect to any reduction in base salary prior to the Event) plus sixty-five percent (65%) of the scheduled bonus (annual and all four quarterly) for the fiscal year in which the Event occurs, calculated on the basis of a period of time equal to one year less the number of months from January 2, 1996 to the date of the Event, and (ii) in the case of an Event occurring on or after November 2, 1996, the Target Realizable Value shall be an amount equal to three months of base salary as in effect immediately preceding the Event (without giving effect to any reduction in base salary prior to the Event) plus thirty-two and one-half percent (32.5%) of the scheduled bonus (annual and all four quarterly) for the fiscal year in which the Event occurs.

     7.  Covenant Not To Solicit.
         -----------------------

          Beginning with the Executive's termination of employment with the Company as described in paragraph 7(b) and for a period of one (1) year thereafter, the Executive agrees that he will not

          (i) solicit, encourage, or take any other action which is intended to induce any other executive of the Company to terminate his employment with the Company, or

          (ii) interfere in any manner with the contractual or employment relationship between the Company and any such executive of the Company.

          The foregoing shall not prohibit the Executive or any entity with which the Executive may be affiliated from hiring a former executive of the Company, provided that such hiring results exclusively from such executive's affirmative response to a general recruitment effort carried out through a public solicitation or a general solicitation.

     8.  Proprietary Information Agreement.  In connection with commencement of
         ---------------------------------
the Executive's employment with the Company, the Executive will sign the Company's standard executive proprietary information agreement.

     9.  Successors.  The Company shall require any successor or assignee, in
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connection with any sale, transfer or other disposition of all or substantially all of the assets or business of CBT Group, whether by purchase, merger, consolidation or otherwise, expressly to assume and agree to perform the Company's obligations under this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. In such event, the term CBT Group as used in this Agreement, shall mean CBT Group as defined above and any successor or assignee to the business and assets which by reason hereof becomes bound by the terms and provisions of this Agreement.

     10.  Confidentiality.  Except as required by applicable laws, neither party
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shall disclose the contents of this Agreement without first obtaining the prior written consent of the

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other party, provided, however, that the Executive may disclose this Agreement to his attorney, financial planner and tax advisor if such persons agree to keep the terms hereof confidential.

     11.  Arbitration.  Any claim, dispute or controversy arising out of this
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Agreement, the interpretation, validity or enforceability of this Agreement or the alleged breach thereof shall be submitted by the parties to binding arbitration by the American Arbitration Association in San Francisco County, California; provided, however, that this arbitration provision shall not preclude the Company from seeking a judicial determination of Cause as provided in paragraph 6(b) or from seeking injunctive relief from any court having jurisdiction with respect to any disputes or claims relating to or arising out of the misuse or misappropriation of the Company's trade secrets or confidential and proprietary information. All costs and expenses of arbitration or litigation, including but not limited to attorneys fees and other costs reasonably incurred by the Executive, shall be paid by the party who shall not have prevailed in the arbitration all as conclusively determined by the arbitrators. Judgment may be entered on the award of the arbitration in any court having jurisdiction.

     12.  Governing Law.  This Agreement shall be governed by and construed in
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accordance with the laws of the State of California applicable to agreements made and to be performed entirely within such state.

     13.  Integration.  This Agreement, any written agreements or other
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documents evidencing matters referred to herein and any written Company existing plans that are referenced herein represent the entire agreement and understanding between the parties as to the subject matter hereof and thereof and supersede all prior or contemporaneous agreements as to the subject matter hereof and thereof, whether written or oral. No waiver, alteration, or modification, if any, of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

     14.  Voluntary Execution; Conflict Waiver.  The Executive has been advised
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to obtain independent legal counsel regarding this Agreement.  The Executive is signing this Agreement knowingly and voluntarily. The Company and the Executive acknowledge that Wilson, Sonsini, Goodrich & Rosati ("WSGR") has acted as counsel to the Company in negotiating this Agreement and will continue to serve as the Company's general counsel in the future, acknowledge that each has received full disclosure of any potential conflict of interest which may result from such representation, and knowingly and voluntarily waive any such conflict of interest.

     15.  Notices.  Notices and all other communications contemplated by this
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Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Executive, mailed notices shall be addressed to him at the home address that he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

     16.  No Mitigation.  In the event the Executive's employment with the
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Company terminates, the Executive shall not be required to mitigate damages or the amount of any payment provided under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided under this Agreement be reduced by any compensation earned by the Executive as a result of employment by another employer or by retirement benefits after such termination, or otherwise.

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

     17.  Waiver.  If either party should waive any breach of any provisions of
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this Agreement, he or it shall not thereby be deemed to have waived any proceeding or succeeding breach of the same or any other provision of this Agreement.

     18.  Counterparts.  This Agreement may be executed in counterparts, which
          ------------
together will constitute one instrument.


EXECUTIVE                          CBT GROUP PLC


_________________________________  By:___________________________________
Gregory M. Priest

                                   Title:________________________________


                                   CBT SYSTEMS USA, LTD.


                                   By:___________________________________


                                   Title:________________________________

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

Consent of Spouse:  I hereby consent to this Agreement for purposes of any
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community property interest I may have in the foregoing arrangements.  I have had the opportunity to seek independent counsel with regard to this consent and knowingly and voluntarily waive the right to such counsel.



______________________________________
Signature of Spouse



______________________________________
Printed Name of Spouse



______________________________________
Date Signed

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